UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2005 (May 20, 2005)

ECLIPSYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24539	65-0632092

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

1750 Clint Moore Road, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 322-4321

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     In connection with his separation from the Registrant, the Registrant entered into a separation agreement with Paul L. Ruflin on May 20, 2005. Pursuant to the separation agreement, the Registrant will pay Mr. Ruflin the following severance benefits in lieu of any benefits he was entitled to receive pursuant to his Amended and Restated Employment Agreement: (i) severance pay of $1,496,277, less all applicable taxes, payable in a lump sum payment within ten (10) days of the date of the separation agreement, (ii) continued life, group health and dental insurance benefits until the earlier of 18 months after his separation from the Registrant or such time as Mr. Ruflin is eligible to receive substantially similar benefits from another employer, (iii) $25,000, less all applicable taxes, for tax and estate planning expenses, payable in a lump sum payment within ten (10) days of the date of the separation agreement, and (iv) the acceleration of the vesting under his stock option and restricted stock grant so as to provide an additional 12 months of vesting. In addition, pursuant to the separation agreement, Mr. Ruflin agreed not to compete with the Registrant or solicit its employees or customers for a period of 18 months after his separation from the Registrant.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSYS CORPORATION
Date: May 25, 2005	By:	/s/ Robert J. Colletti
Robert J. Colletti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement with Paul L. Ruflin